Exhibit 1.01

Multi-Fineline Electronix, Inc.

Conflict Minerals Report

for the Year Ended December 31, 2015

Conflict Minerals Report

I.	Introduction

Multi-Fineline Electronix, Inc. (“MFLEX” or “we,” “our” or “us”) is a global manufacturer and assembler of flexible printed circuit boards and assemblies. Certain of the products that we manufacture or contract to manufacture contain materials or components containing tin, tantalum, tungsten and/or gold (“3TG”) that are necessary to the functionality of those products.

As a result, we are obligated to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). If a company is subject to the Rule, the company must generally investigate the origin of the 3TG in its products. If it appears the company’s 3TG may have originated in the Democratic Republic of the Congo or an adjoining country (the “Covered Countries”) and is not from scrap or recycled sources, the company must then exercise due diligence over the source and chain of custody of such 3TG and disclose certain information about its due diligence efforts in this separate Conflict Minerals Report.

Due to the depth of our supply chain, MFLEX is far removed from the sources of ore from which these 3TG are produced and the smelters/refiners that process those ores; our efforts undertaken to identify the country(ies) or origin of those ores as described in this Conflict Minerals Report reflect our circumstances and position in the supply chain. We believe the amount of information that is available globally on the traceability and sourcing of these ores remains limited at this time. We also believe this situation is not unique to MFLEX.

Our efforts to comply with the Rule were undertaken on the products manufactured directly by MFLEX as well as those manufactured for MFLEX by third parties in 2015.

II.	Reasonable Country of Origin Inquiry

MFLEX understands that there are many layers between itself and a smelter or refiner. The number of tiers depends on the components provided to us by our suppliers. We continue to make efforts to fully understand our supply chain and our relationships to the smelters, refiners and countries of origin of our 3TG. Therefore, it is inherently difficult to ascertain the ultimate source of 3TG contained in the products we manufacture or contract to manufacture.

We rely on our direct suppliers to provide information on the origin of 3TG contained in components and materials supplied to us, including sources of 3TG that are supplied to them from lower-tier suppliers. We asked our direct suppliers to provide answers to the Conflict-Free Sourcing Initiative’s Conflict Minerals Reporting Template (the “Template”) to reflect MFLEX’s position on the supply chain. The Template is generally regarded as the most common reporting tool for conflict minerals content and sourcing information worldwide.

We reviewed the responses to the questionnaires that we received from our direct suppliers both for completeness and internal consistency of the responses contained in each questionnaire. Where necessary, we required our suppliers to provide corrections and clarifications to correct any internal inconsistencies in the responses contained in their respective questionnaires. For non-responsive suppliers, we made multiple follow-up requests by telephone and email.

Overall, we ultimately received responses from 99% of the 334 direct suppliers that we identified as being within the scope of our reasonable country of origin inquiry. As such, we believe our reasonable country of origin inquiry and process was reasonably designed and performed in good faith, but there are inherent limitations in the information provided to us by third parties, including the possibility of information being inaccurate, incomplete or falsified despite our efforts to validate and confirm the information.

After reviewing the results of our reasonable country of origin inquiry, we determined that we had reason to believe that some of the 3TG necessary for the functionality or production of our products may have originated in a Covered Country during calendar year 2015, all within the meaning of the Rule. Therefore, we determined that the Rule required that we exercise due diligence on the source and chain of custody of such 3TG. We also identified scrap and recycled minerals as sources of materials in our supply chain.

III.	Design of Due Diligence Framework

We designed our overall conflict minerals due diligence framework to conform in all material respects with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition (the “Guidance”).

IV.	Due Diligence Measures Performed by MFLEX

The following are due diligence measures that were performed by MFLEX on the source and chain of custody of the necessary 3TG contained in our products that we had reason to believe may have originated from the Covered Countries:

•	Reported to senior management on direct suppliers’ responses to our conflict minerals information requests, including updates on monitoring and tracking corrective action and risk mitigation efforts (where applicable).

•	Maintained a company policy on Conflict Minerals (our “Conflict Minerals Policy”), which can be located on our website at http://www.mflex.com/Content/PDF/Conflict%20Minerals%20Policy.pdf, and communicated our Conflict Minerals Policy to our direct suppliers.

•	Communicated the commitments and requirements expected of MFLEX suppliers via our Supplier Code of Conduct, supported by email and phone dialogues.

•	Through a third-party service provider, compared smelters and refiners identified by the supply chain survey against the U.S. Department of Commerce’s list of all known mineral processing facilities worldwide, published in September 2014, current (as of April 2016) lists of smelters and refiners certified as conflict-free by the Conflict-Free Sourcing Initiative, the London Bullion Market Association and the Responsible Jewellery Council and independent research performed by the third-party service provider.

•	Supported the development and implementation of independent third-party audits of smelters’ and refiners’ sourcing through our policy and procurement practices that encourage suppliers to purchase materials from audited smelters or refiners.

•	Pursued risk mitigation efforts for a limited number of our direct suppliers who have indicated that a portion of the 3TG originated from sources in the Covered Countries not verified as conflict free.

V.	Due Diligence Results

Our due diligence results are inherently limited. As a downstream purchaser of 3TG, our due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary 3TG. Our due diligence processes are based on the necessity of seeking data from our direct suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the necessary 3TG. We also rely, to a large extent, on information collected and provided by independent third-party audit programs such as the Conflict-Free Sourcing Initiative. Such sources of information may yield inaccurate or incomplete information and may be subject to fraud.

We received inconclusive information from some of our direct suppliers. We also received information from a number of our direct suppliers indicating that some of the 3TG originated from verified conflict-free sources in the Covered Countries. In addition, one of our direct suppliers reported sourcing a portion of its 3TG from a smelter that obtains its ore from sources in the Covered Countries not verified as conflict free. Upon conducting further due diligence, however, we determined that the smelter in question suspended operations prior to 2015, and we do not reasonably believe 3TG from that smelter to have been present in our supply chain in 2015. Overall, sourcing information about our products in their entirety is not yet available. However, after reviewing the results of our due diligence, we did not find evidence to suggest that any of the 3TG in our supply chain funded or benefited armed groups in the Covered Countries.

Based on the information provided by our suppliers and our own due diligence efforts, we believe that, to the best of our knowledge, the facilities that may have been used to process the 3TG in our products that were manufactured or contracted to be manufactured in 2015 include the smelters and refiners listed in Table 1 below. As many of the responses received from our suppliers were at a level higher than only those products procured to us, it is possible that the list includes smelters and refiners which do not provide 3TG utilized in our manufactured products. Although we do not have sufficient information to conclusively determine the countries of origin of the 3TG in our products, based on the information provided by our suppliers and other publicly available information, we believe that the countries of origin of the 3TG in our products that were manufactured or contracted to be manufactured in 2015 include the countries listed in Table 2 below.

Additionally, we cross-checked the list of smelters and refiners in Table 1 with the list of smelters and refiners who are compliant with the Conflict-Free Sourcing Initiative’s Conflict-Free Smelter Program, the London Bullion Market Association’s Good Delivery Program and the Responsible Jewellery Council’s Chain-of-Custody Certification.

Table 1: Smelters and Refiners

Mineral	Smelter Name	Smelter Location
Gold	Metalor Technologies (Suzhou) Co Ltd	China
Gold	Faggi Enrico S.p.A.	Italy
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	Cendres + Métaux SA	Switzerland
Gold	Advanced Chemical Company	United States
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	Daejin Indus Co., Ltd.	South Korea
Gold	DSC (Do Sung Corporation)	South Korea
Gold	Samduck Precious Metals	South Korea
Gold	Torecom	South Korea
Gold	Argor-Heraeus SA	Switzerland
Gold	Asahi Refining USA Inc.	United States
Gold	Heraeus Ltd. Hong Kong	China
Gold	Metalor Technologies SA	Switzerland
Gold	PAMP SA	Switzerland
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	Valcambi SA	Switzerland
Gold	Western Australian Mint trading as The Perth Mint	Australia
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Materion	United States
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	AngloGold Ashanti Córrego do Sítio Mineração	Brazil
Gold	Asahi Pretec Corporation	Japan
Gold	Asahi Refining Canada Limited	Canada
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Aurubis AG	Germany
Gold	Chimet S.p.A.	Italy
Gold	Dowa	Japan
Gold	Eco-System Recycling Co., Ltd.	Japan
Gold	Elemetal Refining, LLC	United States
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kennecott Utah Copper LLC	United States
Gold	Kojima Chemicals Co., Ltd.	Japan

Mineral	Smelter Name	Smelter Location
Gold	LS-NIKKO Copper Inc.	South Korea
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor USA Refining Corporation	United States
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining & Smelting	Japan
Gold	Nihon Material Co., Ltd.	Japan
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	Republic Metals Corporation	United States
Gold	Royal Canadian Mint	Canada
Gold	SEMPSA Joyería Platería SA	Spain
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Solar Applied Materials Technology Corp.	Taiwan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Umicore SA Business Unit Precious Metals Refining	Belgium
Gold	Yamamoto Precious Metal Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Boliden AB	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	Istanbul Gold Refinery	Turkey
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey
Gold	PX PrŽcinox SA	Switzerland
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	China
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	Mexico
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Jiangxi Copper Company Limited	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Umicore Brasil Ltda.	Brazil
Gold	DODUCO GmbH	Germany
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	Japan Mint	Japan
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation

Mineral	Smelter Name	Smelter Location
Gold	JSC Uralelectromed	Russian Federation
Gold	Kazzinc	Kazakhstan
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russian Federation
Gold	OJSC Novosibirsk Refinery	Russian Federation
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	Schone Edelmetaal B.V.	Netherlands
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	Singway Technology Co., Ltd.	Taiwan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	United Precious Metal Refining, Inc.	United States
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	Chugai Mining	Japan
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China
Gold	Bauer Walser AG	Germany
Gold	Caridad	Mexico
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Gansu Seemine Material Hi-Tech Co Ltd	China
Gold	Guangdong Jinding Gold Limited	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Hwasung CJ Co. Ltd	South Korea
Gold	Korea Metal Co. Ltd	South Korea
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	L’ azurde Company For Jewelry	Saudi Arabia
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	China
Gold	Luo yang Zijin Yinhui Metal Smelt Co Ltd	China
Gold	OJSC Kolyma Refinery	Russia
Gold	Penglai Penggang Gold Industry Co Ltd	China
Gold	Sabin Metal Corp.	United States
Gold	SAMWON METALS Corp.	South Korea
Gold	So Accurate Group, Inc.	United States
Gold	The Great Wall Gold and Silver Refinery of China	China
Gold	TongLing Nonferrous Metals Group Holdings Co., Ltd.	China
Gold	Yunnan Copper Industry Co Ltd	China

Mineral	Smelter Name	Smelter Location
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	Global Advanced Metals Boyertown	United States
Tantalum	H.C. Starck Co., Ltd.	Thailand
Tantalum	H.C. Starck GmbH Goslar	Germany
Tantalum	H.C. Starck GmbH Laufenburg	Germany
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	H.C. Starck Inc.	United States
Tantalum	H.C. Starck Ltd.	Japan
Tantalum	H.C. Starck Smelting GmbH & Co.KG	Germany
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	Mitsui Mining & Smelting	Japan
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	Plansee SE Liezen	Austria
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	Taki Chemicals	Japan
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	Conghua Tantalum and Niobium Smeltry	China
Tantalum	Plansee SE Reutte	Austria
Tantalum	Zhuzhou Cemented Carbide	China
Tantalum	Duoluoshan	China
Tantalum	Exotech Inc.	United States
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Hi-Temp Specialty Metals, Inc.	United States
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	LSM Brasil S.A.	Brazil
Tantalum	Mineração Taboca S.A.	Brazil
Tantalum	Molycorp Silmet A.S.	Estonia
Tantalum	Telex Metals	United States
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd	China
Tantalum	KEMET Blue Metals	Mexico
Tantalum	Kemet Blue Powder	United States
Tantalum	King-Tan Tantalum Industry Ltd.	China
Tantalum	Metallurgical Products India Pvt., Ltd.	India

Mineral	Smelter Name	Smelter Location
Tantalum	QuantumClean	United States
Tantalum	RFH Tantalum Smeltry Co., Ltd.	China
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	China
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	Phoenix Metal Ltd	Rwanda
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	PT Karimun Mining	Indonesia
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	PT Timah (Persero) Tbk Mentok	Indonesia
Tin	Thaisarco	Thailand
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China
Tin	Mitsubishi Materials Corporation	Japan
Tin	PT Bukit Timah	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	Yunnan Tin Group (Holding) Company Limited	China
Tin	CV United Smelting	Indonesia
Tin	EM Vinto	Bolivia
Tin	Metallo-Chimique N.V.	Belgium
Tin	Mineração Taboca S.A.	Brazil
Tin	Minsur	Peru
Tin	Operaciones Metalurgical S.A.	Bolivia
Tin	PT Timah (Persero) Tbk Kundur	Indonesia
Tin	Alpha	United States
Tin	China Tin Group Co., Ltd.	China
Tin	Cooperativa Metalurgica de Rondônia Ltda.	Brazil
Tin	CV Serumpun Sebalai	Indonesia
Tin	Dowa	Japan

Mineral	Smelter Name	Smelter Location
Tin	Fenix Metals	Poland
Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT BilliTin Makmur Lestari	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Inti Stania Prima	Indonesia
Tin	PT Justindo	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT WAHANA PERKIT JAYA	Indonesia
Tin	Rui Da Hung	Taiwan
Tin	Soft Metais Ltda.	Brazil
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil
Tin	Elmet S.L.U. (Metallo Group)	Spain
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	CV Ayi Jaya	Indonesia
Tin	CV Gita Pesona	Indonesia
Tin	Melt Metais e Ligas S/A	Brazil
Tin	Metallic Resources, Inc.	United States
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	PT Bangka Prima Tin	Indonesia
Tin	PT Cipta Persada Mulia	Indonesia
Tin	Resind Indústria e Comércio Ltda.	Brazil
Tin	VQB Mineral and Trading Group JSC	Vietnam
Tin	CV Venus Inti Perkasa	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia
Tin	Dowa	Japan
Tin	Mineração Taboca S.A.	Brazil

Mineral	Smelter Name	Smelter Location
Tin	Mitsubishi Materials Corporation	Japan
Tin	Resind Indústria e Comércio Ltda.	Brazil
Tin	CNMC (Guangxi) PGMA Co. Ltd.	China
Tin	Estanho de Rondônia S.A.	Brazil
Tin	Gejiu Zi-Li	China
Tin	Huichang Jinshunda Tin Co. Ltd	China
Tin	Linwu Xianggui Smelter Co	China
Tin	Novosibirsk Integrated Tin Works	Russia
Tin	PT Alam Lestari Kencana	Indonesia
Tin	PT Bangka Kudai Tin	Indonesia
Tin	PT Bangka Timah Utama Sejahtera	Indonesia
Tin	PT Fang Di MulTindo	Indonesia
Tin	PT Seirama Tin investment	Indonesia
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	China
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Kennametal Fallon	United States
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.	United States
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	H.C. Starck GmbH	Germany
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Kennametal Huntsville	United States
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
Tungsten	Wolfram Bergbau und Hütten AG	Austria
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	H.C. Starck Smelting GmbH & Co.KG	Germany

Mineral	Smelter Name	Smelter Location
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam
Tungsten	Niagara Refining LLC	United States
Tungsten	Hydrometallurg, JSC	Russian Federation
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China
Tungsten	Yichun Jin Yang Rare Metal Co., Ltd.	China
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	H.C. Starck Smelting GmbH & Co.KG	Germany
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
Tungsten	Pobedit, JSC	Russian Federation
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China

Table 2: Countries of Origin for 3TG

Argentina

Armenia

Australia

Austria

Belarus

Belgium

Bolivia

Brazil

Burundi

Canada

Chile

China

Democratic Republic of Congo

Estonia

Ethiopia

France

Germany

Ghana

Guinea

Guyana

India

Indonesia

Italy

Japan

Kazakhstan

Kyrgyzstan

Laos

Malaysia

Mali

Mexico

Mongolia

Morocco

Mozambique

Myanmar

Namibia

Netherlands

Niger

Nigeria

Papua New Guinea

Peru

Philippines

Poland

Portugal

Russian Federation

Rwanda

Saudi Arabia

Sierra Leone

Singapore

South Africa

South Korea

Spain

Suriname

Sweden

Switzerland

Taiwan

Tajikistan

Tanzania

Thailand

Turkey

United Arab Emirates

United Kingdom

United States

Uzbekistan

Vietnam

Zambia

Zimbabwe

VI.	Process Considerations

We will continue to communicate our expectations regarding compliance with our Conflict Minerals Policy to our direct suppliers. We will continue to make inquiries to our direct suppliers and provide training and guidance to them regarding our Conflict Minerals Policy when appropriate. We will also continue to undertake additional fact and risk assessments where necessary, and monitor changes in supplier circumstances that may impact their compliance with our Conflict Minerals Policy, which in turn may impact our continued engagement of and relationship with certain suppliers. As part of our risk mitigation efforts, we expect our suppliers who do not currently comply with our Conflict Minerals Policy, particularly those using smelters or refiners that are not verified as conflict free and who have not begun the audit process, to publicly demonstrate progress toward a conflict-free supply chain. If we become aware of suppliers whose sourcing of 3TG or ability to comply with our Conflict Minerals Policy does not improve, we may suspend orders or terminate the business relationship with those suppliers. We expect our suppliers to take similar measures with their suppliers to ensure alignment with our sourcing philosophy throughout the supply chain.

VII.	Independent Private Sector Audit

Pursuant to current guidance issued by the U.S. Securities and Exchange Commission, an independent private sector audit is not required for this Conflict Minerals Report.

* * * * *

This Form SD (“Form”) contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include, but are not limited to, statements and predictions as to our expectations regarding our conflict mineral compliance plans, our customers’ requirements and the impact of compliance, including any statement which is preceded by the word “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “anticipate,” “estimate,” “predict,” “aim,” “potential,” “plan,” or similar words. For all of the foregoing forward-looking statements, we claim the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from our expectations. Important factors that could cause actual results to differ materially from those stated or implied by our forward-looking statements include, but are not limited to, our ability to successfully meet our customers’ demands, our effectiveness in managing the conflict minerals RCOI and due diligence processes, costs of our compliance, the degree to which we are able to determine our vendors’ use of conflict-free smelters and refiners, and the impact of industry wide initiatives such as the Conflict-Free Smelter Program. These forward-looking statements represent our judgment as of the date hereof. We disclaim any intent or obligation to update these forward-looking statements.